Exhibit 10.1

湖南瑞僖融资租赁有限公司

投资暨股权转让协议

Investment and Equity Transfer Agreement of Hunan Ruixi Financial Leasing Co., Ltd.

本《湖南瑞僖融资租赁有限公司投资暨股权转让协议》（以下简称“本协议”）由下列各方于2018年11月21日在湖南长沙签订：

The Investment and Equity Transfer Agreement of Hunan Ruixi Financial Leasing Co., Ltd. (hereinafter referred to as “this agreement” is made and concluded by the following parties on November 21, 2018 in Changsha, Hunan:

甲方：美国森淼科技（以下简称“投资方”）

Party A: Senmiao Technology Limited (hereinafter referred to as the “investor”)

注册号：NV20171370083

Registration number: NV20171370083

乙方：湖南瑞僖融资租赁有限公司（以下简称“目标公司”）

Party B: Hunan Ruixi Financial Leasing Co., Ltd. (hereinafter referred to as the “target company”)

统一社会信用代码：91430100MA4PDEM573

Unified social credit code: 91430100MA4PDEM573

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丙方：湖南瑞品文化产业有限公司

Party C: Hunan Ruipin Cultural Industry Co., Ltd.

统一社会信用代码：91430102MA4L4FAH9X

Unified social credit code: 91430102MA4L4FAH9X

丁方：绿之韵国际集团（东南亚）股份有限公司

Party D: Luziyun International Group (Southeast Asia) Shares Limited

注册号： 37613313-000-02-18-A

Registration number: 37613313-000-02-18-A

戊方：成都小猴信息科技有限公司

Party E: Chengdu Little Monkey Information and Technology Co., Ltd.

统一社会信用代码：91510100MA6CFABF00

Unified social credit code: 91510100MA6CFABF00

（丙方、丁方和戊方合称“原股东”）

(Party C, D and E are collectively referred to as the “original shareholders”)

鉴于：

Whereas:

1.	目标公司为一家根据中华人民共和国法律合法成立并有效存续的有限责任公司，认缴注册资本为1000万美元；

1.	The target company is a Limited Liability Company established and validly existing under the laws of the People’s Republic of China, with the subscribed registered capital of 10 million US dollars.

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2.	目标公司现有登记股东3名，股权结构如下：丙方认缴出资400万美元、持有40%股份，丁方认缴出资250万美元、丁方持有25%股份、戊方认缴出资350万美元、戊方持有35%股份；

2.	The target company has 3 registered shareholders, and its equity structure is as follows: Party C has 4 million US dollars of subscribed capital and holds 40% shares, Party D 2.5 million US dollars and 25% shares, Party E 3.5 million US dollars and 35% shares.

3.	投资方现有意在本协议约定的先决条件满足时对目标公司进行投资即对受让原股东的股份所对应的注册资本进行实缴，甲方本轮投资后将持有目标公司注册资本中60%的股权及其权益。

3.	The investor (a corporation formed under the laws of the State of Nevada, USA) now intends to invest the target company, namely, paying the registered capital corresponding to the shares of the original shareholders transferred where the prerequisites agreed in this agreement are satisfied. After this round of investment, Party A will hold 60% equity and interests of the registered capital of the target company.

各方本着平等互利的原则，经过友好协商，依据《中华人民共和国合同法》、《中华人民共和国公司法》等有关法律、法规的规定，本着诚实信用的原则，达成本协议如下：

The parties, on the principle of equality and mutual benefit, through friendly negotiation, in accordance with the Contract Law of the People’s Republic of China, Company Law of the People’s Republic of China, based on the principle of integrity and credit, have made and concluded this agreement as follows:

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第一条 定义和解释

Article I Definitions and Interpretation

1.1	除非本协议的条款和上下文另有规定，下列术语和表述应具有如下含义：

1.1	Unless otherwise stipulated in the terms and context herein, the following terms and expressions shall have the following meanings:

投资方	：	指美国森淼科技

Investor	:	means Senmiao Technology Limited

目标公司	：	指湖南瑞僖融资租赁有限公司

Target company	:	means Hunan Ruixi Financial Leasing Co., Ltd.

主营业务	：	指本次收购时，目标公司所从事的融资租赁业务。

Main business	:	means, in this purchase, financial leasing business engaged by the target company.

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关联公司	：	指就某一实体或法人而言，直接或间接对其进行控制、直接或间接受其控制、或直接或间接与其共处同一控制之下的任何实体或法人。本定义中“控制”一词，指通过投票权、证券的所有权、协议或其它方式，可直接或间接指导某一实体或法人的管理和决策或影响其管理和决策导向的权力。

Affiliated company	:	means concerning one entity or legal person, any entity or legal person that directly or indirectly control it, is controlled by it, or is under the same control with it. The word “control” in this definition means the power to directly or indirectly guide management and decisions of one entity or legal person or to influence its management and decision orientation through voting right, ownership of securities, agreement or other means.

交割日	：	目标公司股权工商变更登记完成之日。

Delivery date	:	the date on which the registration of equity changes in industrial and commercial administration is completed.

基准日	：	目标公司财务报表出具日。

Base day	:	the date of issuance of the financial statement of the target company.

过渡期	：	本协议签订之日起至本协议下股权转让工商变更完成之日。

Transition period	:	the period from the date of signing this agreement to the date on which the completion of the equity transfer changes in industrial and commercial administration.

中国	：	指中华人民共和国，为本协议之目的，不包括香港特别行政区、澳门特别行政区和台湾地区。

China	:	means the People’s Republic of China, for the purpose of this agreement, excluding Hong Kong, Macau Special Administrative Regions and Taiwan.

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保密信息	：	包括无论是记载于有形介质还是口头的未公开的以下信息：(i) 自各方开始就本协议项下交易进行磋商起知悉的其他方的有关管理、财务、业务和客户信息；(ii) 各方就本协议项下交易进行磋商及相关文件起草的情况；(iii) 各方签署文件的内容及包括争议解决在内（如有）的文件履行情况；(iv) 目标公司的组织、管理、财务、业务和客户信息；(v) 一方书面明示应予保密的信息；(vi) 按照中国法律规定或各方一致书面明示应予保密的其他信息。

Confidential information	:	includes the following undisclosed information whether recorded in a physical medium or orally: (i) information related to management, finance, business and clients of other parties learnt by each party from the beginning of negotiation concerning transaction under this agreement; (ii) conditions of negotiation among each party concerning transaction under this agreement and drafting of relevant documents; (iii) contents of documents signed by the parties and the performance of documents including dispute resolution (if any); (iv) the organization, management, finance, business and client information of the target company; (v) information that shall be kept secret explicitly instructed in writing by one party; (vi) other information that shall be kept secret in accordance with regulations of Chinese laws or explicitly instructed in writing by each party together.

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不可抗力	：	指各方不能预见、不能避免且不能克服的客观情况。这类事件应包括但不限于：法律变更、中国政府政策的调整、战争、动乱、叛乱、军事或平民暴乱、骚动、起义、暴动、封锁、禁运、罢工、停工、传染病、火灾、水灾、地震、证券交易所非正常停止交易等。

Force majeure	:	means objective conditions that the parties cannot foresee, cannot avoid and cannot overcome. Such incidents should include, but are not limited to, modification of law, adjustments to Chinese government policies, wars, turmoil, insurrection, military or civilian riots, disturbance, uprisings, riots, blockades, embargoes, strikes, lockouts, infectious diseases, fires, floods, earthquakes, abnormal trading stop of stock exchanges, etc.

中国法律	：	指中国现行有效的法律、行政法规、司法解释、地方法规、地方规章、部门规章和规范性文件以及对于该等法律法规的不时修订和补充。

Chinese laws	:	means the current effective laws, administrative laws and regulations, judicial interpretation, local laws, local rules, department rules and normative documents and amendment and supplementary of such laws and regulations from time to time.

工作日	：	指在中国属于法定工作日的任何日子。

Working day	:	means any day that belongs to statutory working days in China.

1.2	解释

1.2	Interpretation

本协议的条款和标题仅为方便和审阅目的而设，不影响本协议的解释和意义。

The terms and headings of this agreement are only set for convenience and review, without prejudice to the interpretation and meaning of this agreement.

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第二条 各方的声明与承诺

Article II Statements and Commitments of the Parties

2.1	各方的声明与承诺

2.1	Statements and commitments of the parties

2.1.1	各方分别声明如下：

2.1.1	The statements of the parties are as follows:

(1)	各方为依法成立和有效存续的公司法人，具有完全的民事权利能力；各自拥有签订本协议及以其为一方的其他项目文件以及履行其在该等文件下的义务的全部权力和授权、批准和许可；

(1)	The parties are corporate juridical persons established and validly existing in accordance with laws, possess full capacity for civil rights; each party owns full power, authorization and permission of signing this agreement and other project documents to which it is a party and performing the obligations under such documents.

(2)	各方签订和履行本协议或其它以其为一方的项目文件不会违反以其为一方的或对其有约束力的任何协议，亦不会违反任何法律法规和行业准则及公司章程；

(2)	The signing and performance of this agreement or other project documents to which it is a party will not violate any agreements to which it is a party or binding on it, nor will violate any laws, regulations, industry codes and articles of association.

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(3)	不存在任何悬而未决或威胁进行的以其为一方或使其任何资产受到或可能受到实质性约束或影响的法定程序、诉讼、仲裁程序、行政诉讼或其他政府或法院诉讼或政府或法院命令、禁止令、判决或裁定；

(3)	There are no pending or threatening legal procedures, proceedings, arbitration procedures, administrative proceedings or other government or court proceedings or orders, injunctions, judgment or adjudication to which it is a party or whereby any of its assets are or may be materially constrained or affected.

(4)	各自均遵守对其、其业务、财务或经营或其财产有管辖权的政府当局的一切重要法律、规则、条例、法令和命令及其一切解释；

(4)	Each party will comply with any major laws, rules, regulations, decrees, orders and all its interpretations of the government that have jurisdiction over it, its business, finance, operation or properties.

(5)	其在本协议上签字的代表，根据有效的委托书或有效的法定代表人证书所证实，已被授予全权为其签署本协议及以其为一方的其他项目文件；

(5)	Its representative signed on this agreement, certified according to valid power of attorney or legal representative certificates, has been granted full authority to sign this agreement and other project documents to which it is a party.

(6)	原股东就目标公司的资产、业务、财务及其经营的其他方面向本协议其他方提供的一切资料及信息在各主要方面均是真实、准确和完整的，没有重大遗漏、误导和虚构；

(6)	All the data and information provided to other parties of this agreement by the original shareholders concerning the target company’s assets, business, finance and other aspects of operation is true, accurate and complete in each main aspect, and has no major omission, misleading or fiction.

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(7)	各方保证完全、适当的履行本协议的全部内容；

(7)	The parties guarantee that they would completely and properly perform all the contents of this agreement.

2.1.2	原股东和目标公司特别承诺如下：

2.1.2	The original shareholders and the target company specially undertakes that:

(1)	已披露截止日为2018年10月31日（“基准日”）的目标公司财务报表（见附件一），已真实、完整地披露本协议签署日前已有的或或有的影响目标股权价值的重大事项（如对外担保等事宜）。若目标公司存在未披露的历史债务和责任（包括但不限于法律和税务），则原股东对该等债务或责任对投资方承担赔偿责任；

(1)	It has disclosed the financial statement (See Schedule I) of the target company with the closing date of October 31, 2018 (“base day”), and truly, completely disclosed the existing or contingent important matters (matters like external guarantee) that will affect the target equity value before the signing date of this agreement. If the target company has undisclosed historical debts and liabilities (including but not limited to laws and taxation), the original shareholders shall be liable to the investor for such debts or liabilities.

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(2)	目标公司已经依法取得开展其业务所必须的证照、资质和必要的许可，其业务开展始终按照并将继续按照各自的章程及所有适用法律进行。如因目标公司经营业务缺少必要许可、证照的被行政或司法机关处罚或责令暂停相关业务的，则构成本协议项下的重大违约；

(2)	It has obtained the certificates, qualification and necessary permission to develop its business in accordance with laws, and the development of its business will always and continue to be conducted in accordance with the constitutions and all the applicable laws respectively. In case that the operation business of the target company lacks necessary permission and certificates, and causes penalty or suspension of relevant business through order by administrative or judicial organs, this constitutes material breach under this agreement.

(3)	目标公司依法纳税，且已开始为全体员工缴纳社保、住房公积金。如目标公司需要补缴税款、承担税务惩罚或被要求补缴社保、住房公积金的，则由原股东对上述所有费用承担连带责任。

(3)	It pays taxes in accordance with laws and has started to pay social insurance and housing fund for the staff. On condition that the target company is required to pay back taxes, bear tax penalties or pay social insurance and housing fund, the original shareholders shall be jointly and severally liable for all the expenses mentioned above.

(4)	目标公司为一家新设立的公司，尚未实际运营。目标公司承诺截止本协议签署日无债务、无法律责任或法律纠纷。

(4)	The target company is a newly established company and has yet started operation. The target company promised it has no debt, no legal liability or legal disputes as of the date of this agreement.

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2.1.3	投资方的声明和承诺

2.1.3	Statements and commitments of the investor

投资方承诺其在本协议项下所支付的收购资金来源合法，不存在可能被政府有权机关没收或被任何第三方主张权利。

The investor undertakes that the source of purchasing funds paid under this agreement is legal, and there is no possibility that it may be confiscated by governmental authorities or claimed by any third party.

2.2	重申

2.2	Restatement

各方在此重申，在本协议签署日和生效日以及本协议下股权转让完成工商变更登记日，其依据本协议第2.1条所作的每一项声明及在所有方面均是真实、准确、完整的。

The parties hereby restate that, on the signing date and effective date of this agreement and on the completion date of the registration of equity changes in industrial and commercial administration under this agreement, each statement made in accordance with article 2.1 herein in all aspects are true, accurate and complete.

2.3	原股东向投资方承诺，自本协议签订之日起自本协议下股权转让工商变更完成之日（“过渡期”），未经投资方事先书面同意，原股东确保目标公司不得作出下列任何一种行为：

2.3	The original shareholders make a commitment to the investor that, from the signing date of this agreement to the completion date (“transition period”) of the registration of equity changes in industrial and commercial administration under this agreement, without the written consent by the investor in advance, the original shareholders ensure that the target company shall not conduct any of the following acts:

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(1)	以任何方式或允许目标公司处置目标公司现有的任何财产或文件；

(1)	In any way or permit the target company to dispose any existing property or documents in the target company;

(2)	与任何其他第三方再洽谈本协议所涉及的股权转让事宜；

(2)	Discuss with any other third party on matters of equity transfer involved in this agreement;

(3)	允许目标公司用现有的任何财产提前清偿任何债权人的债务，或为任何其他第三方的债务提供任何形式的担保；

(3)	Allow the target company to pay off any creditor’s debts in advance by using any of the existing properties or provide any guarantee of debts in any form for any other third party.

(4)	收购或处置或同意收购或处置任何收入、资产、业务或在该等收入、资产和业务上设定任何权利负担，或承担或发生或同意承担或发生任何债务、义务或费用(无论是实际的或是或有的)；

(4)	Purchase or dispose or agree to purchase or dispose any incomes, assets and business, or set any encumbrance on such incomes, assets and business, or bear or incur or agree to bear or incur any debts, obligations or expenses (whether actual or contingent).

(5)	聘用或解聘任何核心员工（附件二），或提高、承诺应付给其雇员的工资、补偿、将近、激励报酬、退休金或其他福利且提高幅度在 20%以上的；

(5)	Hire or dismiss any core employees (Schedule II), or improve the promised salary, compensation, bonus, incentive payment, retirement pay or other welfare and the increase is more than 20%.

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(6)	进行利润分配或利用资本公积金转增股本；

(6)	Conduct profit distribution or convert capital reserves into share capital.

(7)	通过任何股东会决议，但为本协议之目的和根据本协议约定作出的除外；

(7)	Pass any shareholder meetings’ resolution, except for the ones made for the purpose of this agreement and in accordance with this agreement.

(8)	修改或同意终止任何重大合同；

(8)	Amend or agree to terminate any important contract.

(9)	达成任何长期、繁琐、非正常或重要协议、安排或义务；

(9)	Reach any long-term, cumbersome, abnormal or unimportant agreements, arrangements or obligations.

(10)	支出或同意支出的任何资本支出的总额,或作出或同意作出涉及资本支出的承诺的总额超过人民币100万元；

(10)	The total amount of any capital expenditure paid or agreed to be paid, or promised total amount of capital expenditure involved paid or agreed to be paid exceeds RMB 1 million Yuan.

(11)	修改或同意修改其借贷条款或借贷性质的负债条款或借取、发生或同意借取、发生借贷性质的负债；

(11)	Revise or agree to revise its loan clauses or liability clauses of borrowing nature or borrow, incur or agree to borrow, incur debts of borrowing nature.

(12)	免除、解除或合并任何责任或索赔；

(12)	Exempt, dismiss or merge any liability or claim.

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(13)	授予、修改、同意终止任何知识产权或允许任何知识产权失效或签署任何关于上述权利的协议；

(13)	Grant, revise, agree to terminate any intellectual property or allow the invalidation of any intellectual property or sign any agreement concerning the above rights.

(14)	作出任何其他有损于投资方受让本协议；

(14)	Make any other provisions that damages to the investor‘s acceptance of this agreement.

(15)	影响目标公司股权转让后的合法权益的行为。

(15)	Conduct behaviors that affect the legal rights of the target company after the equity transfer.

第三条 投资暨股权转让

Article III Investment and Equity Transfer

3.1	本协议项下，投资方将通过收购原股东持有的目标公司尚未出资的股权，并实缴出资的方式进行投资。

3.1	Under this agreement, the investor will conduct investment through purchasing the equity interest held by the original shareholders that has not been paid and will pay for the registered capital of the target company.

3.2	本协议第四条项下的先决条件被满足后，投资方将：

3.2	After the prerequisite under Article IV herein is satisfied, the investor will:

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(1)	以零对价受让丙方持有的目标公司未出资部分24%的股权；

(1)	Receive 24% equity of the part without contribution made of the target company held by Party C in zero consideration.

(2)	以零对价受让丁方持有的目标公司未出资部分15%的股权；

(2)	Receive 15% equity of the part without contribution made of the target company held by Party D in zero consideration.

(3)	以零对价受让戊方持有的目标公司未出资部分21%的股权；

(3)	Receive 21% equity of the part without contribution made of the target company held by Party E in zero consideration.

投资方合计受让原股东60%的股权。

The total equity received by the investor from the original shareholders is 60%.

原股东无条件同意上述股权转让条款，并同意自收到投资方书面股权转让通知之日起30日内完成上述股权的工商股权变更登记（“交割”）。

The original shareholders unconditionally agree to the clauses of the above equity transfer and agree to complete the registration of equity changes in industrial and commercial administration (“delivery”) concerning the above equity within 30 days from receiving the notice of equity transfer in writing from the investor.

3.3	上述目标公司股权工商变更登记完成后，投资方将开始向目标公司实缴出资，总额不超过600万美元（“出资款”）同时办理相关的验资手续，以达到其所持有股权部分的注册义务全部履行。

3.3	After the completion date (“delivery date”) of registration of equity changes in industrial and commercial administration of the above target company, the investor shall start making contribution to the Company, in an aggregated amount of up to 6 million U.S. dollars (“amount of contribution”) to the target company and handle relevant capital verification procedures at the same time, so as to fully perform the registered responsibilities of the equity held by it.

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3.4	本次投资暨股权转让及实缴出资之后，目标公司的股东和股权结构如下：

3.4	After the investment and equity transfer and payment of registered capital, the shareholder and equity structure of the target company are as follows:

股东名称 Shareholder name	认缴出资额 （万美元） Subscribed capital contribution (ten thousand US dollars)	实缴出资额 Paid-in amount of contribution	出资方式 Means of contribution	股权比例 Equity proportion
湖南瑞品文化产业有限公司 Hunan Ruipin Cultural Industry Co., Ltd.	160	65万人民币 RMB 650,000 Yuan	货币 Currency	16%
绿之韵国际集团（东南亚）股份有限公司Luziyun International Group (Southeast Asia) Shares Limited	100	0	货币 Currency	10%
成都小猴信息科技有限公司 Chengdu Little Monkey Information and Technology Co., Ltd.	140	35万人民币 RMB 350,000 Yuan	货币 Currency	14%
美国森淼科技 Senmiao Technology Limited	600	600万美金 6 Million U.S. Dollars	货币 Currency	60%
合计 Total	1000		货币 Currency	100%

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3.5	就上述股权转让，为了政府审批和登记的用途，在符合本协议条款和条件的前提下，原股东与投资方另行签署股权转让协议，但具体内容以本协议约定为准。

3.5	Regarding to the above equity transfer, for the purpose of approval and registration by governments, subject to the terms and conditions of this agreement, the original shareholders and the investor shall separately sign an equity transfer agreement, but the conventions of this agreement shall prevail concerning the specific contents.

3.6	本次投资暨股权转让后，各股东按照认缴出资额分配利润。

3.6	After the investment and equity transfer, the profits shall be distributed according to the subscribed capital contribution of each shareholder.

3.7	如目标公司需要后续融资的，投资方有权对目标公司进行后续增资，或在外债额度范围内通过股东贷款的形式向目标公司提供股东借款，股东借款的利率应当为同期中国人民银行公布的基准贷款利率。

3.7	If the follow-up financing is required by the target company, the investor shall be entitled to increase capital of the target company subsequently, or provide shareholder loan to the target company in the form of shareholder lending within the foreign debt quota. And the interest rate of shareholder loan shall be the benchmark lending rate announced by the People’s Bank of China during the same period.

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第四条 先决条件

Article IV Prerequisite

4.1	各方约定，交割应以下列先决条件已被满足或被投资方豁免为前提：

4.1	The parties agree that the closing shall be subject to the satisfaction and written wavier by the investor of the following prerequisites:

(1)	令投资方满意地完成对目标公司以及目标公司子公司的尽职调查（商业、法律和财务）且调查结果符合投资方的要求；

(1)	Complete the due diligence (commerce, laws and finance) of the target company and its subsidiary to the investor’s satisfactory and the investigation result accords with the requirement of the investor.

(2)	投资方获得必要内部批准以及履行了上市公司公告程序（如适用）；

(2)	The investor acquires the necessary internal approval and performs the announcement procedure of listed companies (if applicable).

(3)	目标公司获得股东会的批准，本次股权转让取得了必要的决议以及其他股东放弃优先购买的声明；

(3)	The target company has obtained the approval from its shareholders and this equity transfer acquires necessary resolutions and statements of giving up purchase priority by other shareholders.

(4)	本次投资暨股权转让已经获得了外部审批部门的同意；

(4)	This investment and equity transfer has obtained the consent of external examination and approval departments.

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(5)	目标公司所有股东已就本次收购签署股权转让协议、公司章程以及其他必要的法律文件；

(5)	All the shareholders of the target company have signed the equity transfer agreement, articles of association and other necessary legal documents concerning this equity transfer.

(6)	目标公司已经与高级管理人员及核心员工（见附件二、核心员工名单）签署至少三年的劳动合同以及令投资方满意的竞业限制和保密协议。

(6)	The target company has signed a labor contract for at least three years with senior management and core employees (See Schedule II, and the list of core employees) and the non-compete and confidentiality agreement to the investor’s satisfaction.

(7)	投资方收到一家声誉良好的评估公司出具的对于目标公司的公允意见，该意见应支持（达到投资方合理的满意度）投资方给予目标公司的投资。

(7)	Investor shall have received a fairness opinion regarding the target company from a reputable valuation firm, which opinion shall support (to the reasonable satisfaction of the investor) the investment being made by the investor.

第五条 公司治理

Article V Company Governance

5.1	各方约定，目标公司股东会会议由股东按照认缴出资比例行使表决权。

5.1	The parties agree that the shareholder shall exercise the voting right according to the proportion of subscribed capital contribution in the shareholders’ meeting of the target company.

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5.2	各方约定，交割日后目标公司法定代表人由总经理兼任，并继续由原股东指定的原法定代表人李祥龙担任。但目标公司的执行董事和监事均由投资方重新委派。

5.2	The parties agree that after the delivery date, the legal representative shall be assumed by the general manager as an additional post and assumed by Xianglong Li, the original legal representative assigned by the original shareholders. But the executive director and supervisor of the target company shall be reassigned by the investor,

5.3	各方约定，交割日后目标公司章程中，除了公司法要求必须经过2/3以上股东表决通过事项外，其余均应为简单多数通过。

5.4	The parties agree that after the delivery date, in the articles of association of the target company, except for matters that must be approved by more than 2/3 shareholders’ voting required by the company act, the remainders shall be passed by a simple majority.

5.5	各方约定，目标公司新增注册资本时，股东有权优先按照出资比例认缴新增注册资本。

5.5	The parties agree that when the target company increases the registered capital, the shareholder shall have priority right to subscribe for the new registered capital in accordance with.

第六条 费用

Article VI Expenses

6.1	本协议项下，因股权转让所产生的需缴纳的相关税费由各方各自依法自行承担。

6.1	Under this agreement, relevant expenses of taxation to be paid incurred by the equity transfer shall be borne by each party respectively in accordance with laws.

6.2	办理工商变更登记或备案手续所需费用由目标公司承担。

6.2	The expenses for handing the procedures for industrial and commercial registration of changes or for recording shall be borne by the target company.

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6.3	如果因任何一方的过错造成投资失败，或没有合理理由单方面退出协议项下的交易导致股权转让无法完成，则该过错方或退出方须承担投资方交易费用，包括但不限于法律文件的费用、尽职调查费用和其他与本次交易有关的费用。

6.3	If the investment fails due to the fault of either party, or the equity transfer cannot be completed due to the unilateral withdrawal of either party from the transaction under this agreement without reasonable reason, the party in fault or withdrawing party shall bear the expenses of transaction of the investor, including but not limited to expenses of legal documents, due diligence and others related to this transaction.

第七条 保密

Article VII Confidentiality

7.1	保密

7.1	Confidentiality

7.1.1	在本协议有效期内，各方应：

7.1.1	Within the validity of this agreement, the parties shall:

(1)	对于保密信息恪守保密义务。不得将保密信息用于履行本协议之外的目的；

(1)	Observe confidentiality obligations for confidential information. Not use the confidential information for any purpose other than performing this agreement.

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(2)	本保密条款的效力及于各方的雇员、董事、股东、顾问、代理人或其他代表等任何受本协议约束的法人和自然人。如果该等法人或自然人违反本保密条款，由相关一方向其他方承担违约责任。

(2)	The effect of this confidential clause involves any legal person and natural person subject to this agreement including the employees, directors, counselors, agents or other representatives of each party. Where such legal person or natural person violates the provisions of the confidentiality clause, the relevant party shall be liable for breach of contract to the other party.

7.1.2	上文第7.1.1项的规定不适用于以下的信息：

7.1.2	The specifications of Article 7.1.1 above shall not apply to the following information:

(1)	有书面记录可以证实在其他方披露有关信息前，获取方已知悉的信息；

(1)	Information has been learnt by the receiving party before other party discloses relevant information which can be verified by written records.

(2)	并非由于获取方违反本协议的规定而已经是或已经变成公开的信息；

(2)	Information that has been or has become public not due to violation of the provisions of this agreement by the receiving party.

(3)	获取方根据中国法律和/或美国法律的规定被要求披露的，或任何证券监管机关或证券交易所或市场要求披露的信息；在该等情况下，获取方应在合理范围内向相关方提供拟披露的保密信息；

(3)	In accordance with the regulations of Chinese or United States laws (including the rules and regulations of the U.S. Securities and Exchange Commission), or required by any securities regulation authority or stock exchange or market, or pursuant to any judicial or administrative proceeding in China or the United States,.

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(4)	获取方在未参照任何保密信息的前提下独立开发的信息。

(4)	Information developed independently without reference to any confidential information by the receiving party.

7.1.3	各方应为其本身制订、并促使目标公司制订有关规章制度，以使其本身及各自关联公司的董事、高级职员及其他雇员遵守本第七条所列明的保密义务。

7.1.3	The parties shall formulate for themselves and impel the target company to formulate relevant rules and regulations so as to enable themselves and the director, officer and other employees of their affiliated companies respectively to conform to the confidential obligation stipulated in Article VII.

7.1.4	各方应对任何一方因违反本第七条的任何规定而遭受的损害赔偿负责。

7.1.4	The parties shall be liable for damages suffered by either party in violation of any provision of Article VII.

7.2	就保密信息而言，本第七条及本协议规定的权利和义务应继续有效至本协议终止之日起五（5）年。

7.2	Concerning the confidential information, the rights and obligations stipulated in Article VII and this agreement shall continue to be effect until five (5) years after this agreement terminates.

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第八条 不可抗力

Article VIII Force Majeure

8.1	不可抗力

8.1	Force majeure

8.1.1	如果发生不可抗力事件，在各方由于该事件而不能履行其根据本协议所承担的义务的情况下，该等协议义务在不可抗力引起的延误期间内应中止履行，并应自动延期，且不受惩罚，延长的时间应与中止期间相等。声称受不可抗力影响的一方应及时以书面形式通知其他方，并提供证实声称遭遇不可抗力的适当及合理的证明(在适当情况下应经过核实或公证)。声称受不可抗力影响的一方还须尽一切合理的努力避免不可抗力的影响。

8.1.1	In case of force majeure events occur, on condition that the parties can’t perform their obligations in accordance with this agreement due to such events, the performance of such obligations under this agreement shall be suspended during the delay period caused by the force majeure and shall be automatically postponed without punishment, and the extended time shall be equal to the suspension time. The party claiming to be affected by force majeure shall timely notify other parties in writing, and provide proper and reasonable proof (in proper conditions it shall be verified or notarized) that verifies the claim of being affected by force majeure. Such party shall also make all reasonable efforts to avoid the impact of force majeure.

8.1.2	在发生不可抗力事件的情况下，各方应立即互相协商以寻找一个适当的解决方案并应尽一切合理的努力尽量减轻该不可抗力所造成的后果。

8.1.2	In the event of force majeure events, the parties shall timely negotiate with each other to find a proper solution and make all their reasonable efforts to minimize the consequences of the force majeure.

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第九条 违约责任

Article VX Liability for Breach of Contract

9.1	如果本协议一方违反本协议中的任何义务、保证或承诺造成本协议之不履行或本协议无法继续履行的，违约方应就其造成的损失（包括合理的律师费用、诉讼费、保险保全费、调查取证费等）对其他方进行赔偿。若各方均违反协议，则每一违约方应承担各自违反协议的责任。

9.1	In case that one party of this agreement violates any obligation, warranty or commitment under this agreement and cause the nonperformance of this agreement and inability to continue perform this agreement, the default party shall indemnify the other parties in terms of the losses (including reasonable attorney’s fee, litigation cost, insurance and protection fee and investigation fee for obtaining evidence, etc.) caused by it. Where each party violates the provisions hereof, each party shall bear its own liability for such breach of the agreement.

9.2	未行使、延迟行使、单独或部分行使本协议或法律规定的某项权利并不构成对该项权利或其他权利的放弃。

9.2	Failure, delayed exercise, individual or partial exercise of a right specified in this agreement or laws does not constitute the waiver of this right or other rights.

第十条 协议的变更及终止

Article X Amendment and Termination of the Agreement

10.1	本协议签订后各方不得任意变更或解除，否则视为违约，违约方应承担由此产生的所有经济和法律责任。

10.1	Upon execution of this agreement, the parties shall not arbitrarily change or terminate it, otherwise it shall be regarded as a breach of this agreement, and the breaching party shall bear all the economic and legal responsibilities arising therefrom.

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10.2	在以下情况下，本协议终止：

10.2	Under the following circumstances, this agreement terminates:

(1)	各方协商一致解除本合同的；

(1)	The parties terminate this contract through mutual agreement.

(2)	各方已依照约定履行完毕本协议项下的权利义务；

(2)	The parties have completed performance of the rights and obligations under this agreement in accordance with conventions.

(3)	本协议第四条约定的先决条件在2018年12月31日前仍未得到全部满足或被投资方依约豁免，投资方有权书面通知其他方解除本协议并不承担任何违约责任。但由于部分先决条件尚处在行政审批状态，导致先决条件未能按时全部满足的情况，上述期限可以相对延长。

(3)	If the prerequisites of Article IV herein have not been fully satisfied before December 31, 2018 or are waived by the investor in accordance with the agreement, the investor shall be entitled to notify other parties of terminating this agreement and will not bear any liability for breach of contract. Nevertheless, if partial prerequisites are still under administrative approval, which causes the situation that the prerequisites are not fully met, the above period can be correspondingly postponed.

10.3	凡因本协议终止或解除的，目标公司应自本协议终止或解除之日起3日内将已收款项返还给投资方，并按照同期银行贷款利率（以当日美元对人民币汇率计算）向投资方支付利息（计算期间自投资转款之日至投资方实际收到返还款项之日止）。

10.3	In case of termination or rescission of this agreement, the target company shall return the received money to the investor and pay the interests (the calculation period is from the date of transferring payment by the investor to the date of returned money actually received by the investor) according to the bank lending rate for the same period (calculated as per the exchange rate of US dollars against RMB on that day) to the investor within 3 days from the date of termination or rescission of this agreement.

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第十一条 争议的解决

Article XI Dispute Resolution

11.1	如各方因本协议产生任何争议，包括关于本协议的存在、有效性或终止的任何争议（“争议”），各方应首先努力通过善意的相互协商来解决争议，且任何一方可在任何时候向其他方发出要求进行协商并说明争议性质的书面通知。如争议未在一方根据本条的规定发出通知后四十五天内以此种方式解决，则任何一方可将争议提交中国国际经济贸易仲裁委员会总会进行仲裁。仲裁地点为北京，并应按照该会届时有效的仲裁规则进行。

11.1	In the event any dispute arises due to this agreement by the parties, including disputes about the existence, validity or termination of this agreement (“dispute”), the parties shall first settle disputes through friendly consultation with efforts, and any party may at any time give a written notice to other parties that requires consultation and states nature of the dispute. If the dispute is not settled within forty five days after one party gives a notice in accordance with the regulations of this article in such this means, any party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration. The place of arbitration is Beijing, and it shall be conducted in accordance with the effective arbitration rules of this commission whereupon.

11.2	仲裁语言为中文。

11.2	The language for arbitration shall be Chinese.

11.3	仲裁庭作出的裁决为终局裁决并对各方具有约束力。各方同意接受裁决的约束并且同意相应地执行裁决。

11.3	The award made by the arbitral tribunal shall be final award and binding upon all parties. The parties agree to accept the constraints of the award and agree to implement the award accordingly.

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11.4	在仲裁过程中，除各方有争议正在进行仲裁的部分以及本协议约定的终止情形外，各方应继续履行本协议中的其他条款。

11.4	During the arbitration, except for the part under arbitration in dispute and the termination of this agreement agreed, the parties shall continue to perform other terms of this agreement.

第十二条 适用法律

Article XII Applicable Laws

12.1	本协议的订立、生效、效力、解释和履行及与本协议有关的一切情事均适用中国法律。

12.1	The formation, entry into force, effect, interpretation and performance of this agreement and everything related to this agreement shall be governed by Chinese laws.

12.2	如果因本协议生效后颁布新的中国法律、条例或规定，或因为现有的中国法律、条例或规定的修改、解释或实施方式，而使任何一方的经济利益受到不利的重大影响，则各方应迅速互相协商并尽其最大努力实施必要的调整，以维持各方从本协议获得的经济利益尽可能不低于新的法律、条例或规定未颁布、未修改或未作出解释或实施时所获得的经济利益。

12.2	In case that new Chinese laws, regulations or specifications are promulgated after this agreement takes effect, or due to the amendment, interpretation or enforcement modes of the existing Chinese laws, regulations or specifications, the economic benefits of any party are adversely affected by significant consequences, the parties shall rapidly negotiate and try their best to perform necessary adjustment so as to maintain that the economic benefits obtained from this agreement of the parties are no less than these obtained when the new laws, regulations or specifications are not promulgated, amended or interpreted or implemented as far as possible.

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12.3	如果因本协议生效后颁布新的中国法律、条例或规定，或因为现有的中国法律、条例或规定的修改、解释或实施方式，而使目标公司因此可能取得比本协议所规定的更大利益时，则各方应迅速互相协商并尽其最大努力实施必要的调整，以使目标公司能获得上述利益。

12.3	In case that new Chinese laws, regulations or specifications are promulgated after this agreement takes effect, or due to the amendment, interpretation or implementation means of the existing Chinese laws, regulations or specifications, the economic benefits obtained by the target company might be larger than that stipulated herein, the parties shall rapidly negotiate and try their best to perform necessary adjustment so as to enable the target company to obtain the above benefits.

第十三条 附则

Article XIII Supplementary Provisions

13.1	不放弃权利

13.1	No waiver

任何一方未能行使或延迟行使本协议或其附件项下的任何权利、权力或特权不应视作放弃该权利、权力或特权；任何单一或部分行使该权利、权力或特权亦不应妨害日后进一步行使该权利、权力或特权。

Failure or delay of any party to exercise any right, power or privilege under this agreement or its schedule shall not be deemed as a waiver of such right, power or privilege. Any single or partial exercise of the right, power or privilege shall not impair future exercise of such right, power or privilege in the future.

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13.2	约束力

13.2	Constraint force

如本协议任何内容需要修订或补充，须经各方代表签署书面文件方可进行。

If any revision or supplementary to any content of this agreement is required, it shall be conducted after representatives of all parties sign a written document.

13.3	可分割性

13.3	Severability

如果根据任何中国法律本协议所列的任何一个或多个条款在任何方面无效、不合法或不可执行，本协议所列的其余条款的效力、合法性和可执行性不应在任何方面受到影响或损害。

If any one or more clauses covered in this agreement in accordance with Chinese laws are invalid, illegal or unenforceable regarding to any aspect, the effect, validity and enforceability of the remaining provisions contained herein shall not be affected or damaged in any respects.

13.4	语言

13.4	Language

本协议以中文签订，一式伍（5）份，各方各持壹（1）份。

This agreement is written in Chinese, in quintuplicate, each party holding one (1) copy.

13.5	效力和全部协议

13.5	Effect and entire agreement

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本协议自各方签署及盖章之日起生效，其任何修改须经各方另行签署补充协议方能生效。本协议一经生效，所交付的本协议即构成本协议各方之间有关本协议主题事项的全部协议，并取代各方之间有关本协议主题事项的所有原来的口头或书面的协议和谅解备忘录。

This agreement takes effect upon the date of signature and sealing by all the parties, and any revision of it shall take effect through separately signing a supplementary agreement by them. Once it comes into force, the agreement delivered shall constitute the entire agreement concerning the subject matter among the parties herein, and replace all the original oral or written agreement or memorandum of understanding concerning the subject matter of this agreement among the parties.

13.6	宣传

13.6	Publicity

各方应保证就目标公司及其业务发布的新闻、公告、广告或其他宣传应真实、准确，且应遵守本协议中关于保密义务的规定。

The parties shall guarantee that the news, announcement, advertisement and other publicity concerning the target company and its business is true and accurate and conform to the provisions on confidential obligations in this agreement.

13.7	本协议与目标公司章程不一致之处，以本协议为准。

13.7	For the inconformity between this agreement and the articles of association of the target company, this agreement shall prevail.

本协议每一方已促使其正式授权代表于文件首页载明的日期签署本协议，以资证明。

This is hereby to certify that each party of this agreement has promoted its formal authorized representative signing this agreement on the date specified on the first page of the document.

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（本页无正文，为《湖南瑞僖融资租赁有限公司投资协议》的签署页）

(This page is intentionally left blank, and is the signature page of Investment Agreement of Hunan Ruixi Financial Leasing Co., Ltd.)

甲方：美国森淼科技 （盖章）

Party A: Senmiao Technology Limited (sealed)

签字：	日期：

Signature: /s/ Xi Wen	Date: November 21, 2018

乙方：湖南瑞僖融资租赁有限公司（盖章）

Party B: Hunan Ruixi Financial Leasing Co., Ltd. (sealed)

[Corporate seal affixed herein]

签字：	日期：

Signature: /s/ Xianglong Li	Date: November 21, 2018

丙方：湖南瑞品文化产业有限公司（盖章）

Party C: Hunan Ruipin Cultural Industry Co., Ltd. (sealed)

[Corporate seal affixed herein]

签字：	日期：

Signature: /s/ Qiumei Zeng	Date: November 21, 2018

丁方：绿之韵国际集团（东南亚）股份有限公司（盖章）

Party D: Luziyun International Group (Southeast Asia) Company Limited (sealed)

[Corporate seal affixed herein]

签字：	日期：

Signature: /s/ Junan Hu	Date: November 21, 2018

33

戊方：成都小猴信息科技有限公司（盖章）

Party E: Chengdu Little Monkey Information and Technology Co., Ltd. (sealed)

[Corporate seal affixed herein]

签字：	日期：

Signature: /s/ Wei Zhao	Date: November 21, 2018

34